UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2021

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review.

On April 12, 2021, the Staff (the “SEC Staff”) of the Securities and Exchange Commission (the “SEC”) released the Staff Statement (the “Statement”) on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”). In the Statement, the SEC Staff made the observation that certain contractual provisions included in many SPAC warrant agreements may result in such warrants needing to be classified as a liability rather than as equity.

After considering the Statement, American Virtual Cloud Technologies, Inc. (the “Company”) re-evaluated its historical accounting for the warrants issued in connection with the Company’s initial public offering (then named Pensare Acquisition Corp.). The Company has classified the Private Placement Warrants and warrants issued to EarlyBirdCapital Inc. (the “EBC Warrants”) as equity in its previously issued audited consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from April 7, 2020 through December 31, 2020, and the related notes (collectively, referred to as the “Financial Statements”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 31, 2021.

The Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.”

The Company’s management initially evaluated the accounting for the Private Placement Warrants and the EBC Warrants and believed its positions to be appropriate at that time, and while the terms of the Private Placement Warrants and the EBC Warrants have not changed, as a result of the Statement, the Company has determined to classify the Private Placement Warrants and the EBC Warrants as liabilities. Because the Company has determined the Private Placement Warrants and EBC Warrants need to be classified as a derivative liability, ASC 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations.

On May 11, 2021, the Company’s management, concluded that the Company’s previously issued Financial Statements for periods following the April 7, 2020 consummation of the Company’s initial business combination should no longer be relied upon due to such change in classification of the Private Placement Warrants and EBC Warrants, all of which are subject to the reclassification as described herein.

The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Amended 10-K”) reflecting this change in classification of the Private Placement Warrants and EBC Warrants for the successor period ended December 31, 2020 which will include the required changes to the financial statement items for the successor period ended December 31, 2020. The Company’s management have discussed the matters disclosed in this and the above paragraphs in this Item 4.02(a) with its independent registered public accounting firm, UHY LLP.

The changes to be included in the Amended 10-K will not have a material impact on the Company’s previously reported operating expenses, cash, operating cash flows, investing cash flows, or financing cash flows.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas King
Name: Thomas H. King
Title: Chief Financial Officer

Date:  May 12, 2021

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